UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2005

APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 883-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     As more fully discussed in Item 4.02 below, on February 11, 2005, the Audit Committee of the Board of Directors of Applica Incorporated (“Applica”) concluded that it needed to reclassify as short-term debt the borrowings under its senior credit facility with Bank of America, N.A., which had previously been classified as long-term debt.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On February 11, 2005, the Audit Committee of the Board of Directors of Applica, upon the recommendation of management, concluded that in order to comply with EITF Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements That Include both a Subjective Acceleration Clause and a Lock-Box Arrangement, it needed to reclassify as short-term debt the borrowings under its senior credit facility with Bank of America, N.A., which had previously been classified as long-term debt. Application of such reclassification to prior periods will result in:

•	an increase in current liabilities in the amounts of $90.7 million at December 31, 2001; $55.1 million at December 31, 2002; $62.7 million at December 31, 2003; $32.7 million at March 31, 2004; $57.1 million at June 30, 2004; and $111.9 million at September 30, 2004; and

•	a decrease in both working capital and long-term debt at each of such dates in an equivalent amount.

     The reclassification does not affect total assets or total debt, and there will be no impact on, or change in, Applica’s reported results of operations or statements of cash flows. Additionally, the reclassification has no impact on Applica’s liquidity and capital resources or the maturity date of the senior credit facility, which matures in November 2009. Moreover, the reclassification of the facility as a short-term liability does not impact any covenants of the credit agreement, nor does it trigger or impact any accelerated clauses under the indenture pursuant to the 10% Senior Subordinated Notes.

     Previously issued financial statements for the years ended December 31, 2003, 2002 and 2001 and the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004 should not be relied upon. The financial statements included in the Form 10-K for the year ended December 31, 2003, and Forms 10-Q for each of the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 will be restated to reflect the reclassification of Applica’s senior credit facility from long-term to short-term debt. Such amended reports will include restated financial statements for the affected periods, along with related revised narrative relating to liquidity and capital resources and revised selected financial data, where applicable. The referenced financial statements should not be relied upon until such amended reports are filed. As noted above, no change will be required with respect to the statement of operations or the statement of cash flows.

     The Audit Committee and management have discussed with Applica’s independent accountants, Grant Thornton LLP, the matters disclosed in this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 11, 2005	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Senior Vice President and Chief
Financial Officer of Applica Incorporated

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